EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is entered into as of June 1, 2025, by and between MGT Capital Investments Inc., a Delaware corporation (the "Company") and Jonathan M. Pfohl, an individual residing in Georgia (the "Employee"). The Company and Employee are sometimes referred to herein individually as a "Party" and together as the "Parties."

WHEREAS the Company desires to hire Employee to serve as CFO and Principal Accounting Officer for the Company and its affiliates under the terms and conditions set forth herein; and

WHEREAS Employee desires to be engaged as CFO and Principal Accounting Officer for the Company under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Term. The Company hereby engages Employee as CFO and Principal Accounting Officer of the Company and each of its affiliated entities and businesses and Employee accepts such engagement commencing on June 1, 2025 and continuing until or unless terminated pursuant to Section 4.

2. Duties as CFO and Principal Accounting Officer. During the Term, Employee shall oversee and direct all activities related to the public disclosure obligations of the Company, including, but not limited to, filing requirements required by the SEC, FINRA, NASD, and any State Securities Regulatory Agencies. Employee shall perform Employee's duties consistent with the best interests of the Company and the policies and guidelines of the Company as in effect at any time and from time to time, to the best of Employee's ability, and in a diligent manner.

3. Salary. The Company shall pay Employee $5,000 per calendar month, in arrears.

The Company shall also reimburse Employee for reasonable out-of-pocket business expenses incurred in connection with the services provided to the Company by Employee, provided that standard documentation and/or receipts are submitted to the Company by Employee at the time reimbursement is requested. At the end of each month during the Term, Employee shall provide the Company with a statement for services rendered during that month and expenses incurred (along with supporting documentation) for which Employee seeks reimbursement, and the Company shall pay the Salary and reimburse expenses within five (5) business days following receipt of such statements.

4. Termination.

a. Notwithstanding anything to the contrary herein, in the event Employee intentionally breaches a material provision of this Agreement (for purposes hereof, the covenants in Sections 6, 7 and 8 shall be deemed to be material provisions), the Company shall have the right to terminate this Agreement by giving Employee written notice thereof, which shall be effective upon the date of such notice.

b. Either Party may terminate this Agreement at any time by giving written notice to the other (and such termination shall be effective ten (10) business days after the date of such notice, unless otherwise agreed to by the Parties).

c. The Company's right of termination shall be in addition to and shall not affect its rights and remedies under Sections 5, 6, 7 and 8 hereof, and such rights and remedies under such Sections shall survive termination of this Agreement.

d. In the event of termination of this Agreement pursuant to the terms hereof, Employee shall have no right to receive any compensation for any period subsequent to the date of such termination, except for any pro rated amounts earned prior to such termination, and all rights of Employee to receive compensation for any period subsequent to the date of such termination shall terminate in their entirety effective on and as of the termination date.

5. Confidentiality. Employee shall not, at any time, divulge to any person, other than to employees of the Company and its affiliates who have a need to know such information in connection with the performance of their duties on behalf of the Company and except as required by law, any confidential, proprietary or privileged information to which Employee becomes privy during the Consulting Term, including, without limitation, information relating to the financial condition, business, operations, or method of business of the Company or its affiliates, customer and supplier information, independent contractor information, know-how, trade-secrets, procedures, litigation or other confidential information regarding the affairs of the Company, or any of its officers, directors, stockholders, subsidiaries, affiliates, customers or suppliers ("Confidential Information").

Confidential Information does not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure by Employee or anyone to whom Employee transmits the Confidential Information in accordance with this Agreement, or (ii) becomes available to Employee on a non-confidential basis from a source other than the Company or its affiliates.

6. Nonsolicitation of Employees. Employee shall not, for a period extending from the date hereof and continuing for so long as Employee is receiving payments from the Company for consulting services provided hereunder, directly or indirectly, solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates, nor permit, encourage or allow any entity in which the Employee owns, directly or indirectly, more than a 5% equity or proprietary interest or the right or option, legally or beneficially, directly or indirectly, to acquire or own any stock or other proprietary or equity interest, to solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates.

7. Remedies. Employee acknowledges and agrees that (a) the covenants contained in Sections 5, 6 and 7 hereof are reasonable in content and scope, are entered into by Employee in partial consideration for the compensation to be paid to Employee hereunder and are a necessary and material inducement to the Company to go forward with the engagement contemplated by this Agreement, and (b) the services and agreements to be performed hereunder by Employee are of a unique, special and extraordinary character, and that a breach by Employee of any covenants contained in Sections 6, 7 and 8 above would result in irreparable damage to the Company and its affiliates which may be unascertainable. Accordingly, Employee agrees that, in the event of any breach or threatened breach of any of the covenants contained in Sections 6, 7 and 8, the Company and its affiliates shall be entitled, in addition to money damages and reasonable attorneys' fees and the right, in the Company's sole and absolute discretion, to terminate this Agreement, to seek an injunction or other appropriate equitable relief to prevent such breach or any continuation thereof in any court of competent jurisdiction.

8. Indemnification. The Company shall indemnify and hold harmless Employee from and against any claims, judgments, liabilities, obligations, expenses (including reasonable attorneys' fees) and costs incurred by Employee that arise from the performance by Employee of services for the Company in accordance with the terms hereof, to the extent that (i) Employee acted in good faith and in a manner which Employee reasonably believed to be in, or not opposed to, the best interests of the Company, and (ii) with respect to any criminal proceeding, Employee had no reasonable cause to believe the conduct was unlawful.

9. Notices. All notices or other communications in connection with this Agreement shall be in writing and may be given by personal delivery or mailed, certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier to the Parties at the addresses set forth below (or at such other address as one Party may specify in a notice to the other Party):

If to the Company:

with a copy to:

If to Employee:

Jonathan Pfohl

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12. Attorneys' Fees. The Parties agree that, if any action is instituted to enforce this Agreement, the Party not prevailing shall pay to the prevailing Party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in connection with such action. If both Parties prevail in part in such action, the court or arbitrator(s) shall allocate the financial responsibility for such costs and expenses.

13. Entire Agreement; Amendments. This Agreement represents the entire agreement between the Parties with respect to the matters addressed herein and supersedes all prior negotiations, representations or agreements between the Parties, either written or oral, on the subject matter hereof. This Agreement may not be amended, modified, altered or rescinded except upon a written instrument designated as an amendment to this Agreement and executed by both Parties hereto.

14. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. If any provisions of this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting or reducing the same so as to render such provision enforceable to the extent compatible with applicable law.

15. Waiver. Failure on the part of the Company to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to subsequent or different breach, or the continuation of any existing breach.

16. Counterparts; Telecopied Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same agreement. Signatures may be exchanged by telecopy and the originals shall be exchanged by overnight mail. Each of the Parties agrees that it will be bound by it telecopied signature and that it accepts the telecopied signature of the other Party.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and date first above written.

COMPANY

By: ____________________
Name: Michael Onghai
Title: Director

EMPLOYEE

By: ____________________
Name: Jonathan Pfohl

Date: May 29, 2025

[signature page to Employment Agreement dated June 1, 2025]